Exhibit 5.1

[Letterhead of Vinson & Elkins L.L.P.]

Tel 713.758.2222     Fax 713.758.2346

April 3, 2006

W&T Offshore, Inc.

Eight Greenway Plaza, Suite 1330

Houston, Texas 77046

Ladies and Gentlemen:

We have acted as counsel for W&T Offshore, Inc., a Texas corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities of the Company, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (“Debt Securities”) and which may be fully and unconditionally guaranteed (the “Guarantees”) by each of the Company’s subsidiaries listed as co-registrants in the referenced Registration Statement (the “Subsidiary Guarantors”), (ii) shares of common stock, par value $0.00001, of the Company (including attached preferred share purchase rights), (iii) shares of preferred stock, par value $0.00001, of the Company (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares,” and together with the Debt Securities, the “Securities”) and (iv) warrants for the purchase of Common Stock (the “Securities Warrants”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the form of senior indenture (the “Senior Indenture”) filed or incorporated by reference as an exhibit to the Registration Statement, (iii) the form of subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) filed or incorporated by reference as an exhibit to the Registration Statement and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Houston London Moscow New York Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2300, Houston, Texas 77002-6760 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com

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applicable laws; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement; (vi) the applicable Indenture and, if applicable, the related Guarantees will have been duly qualified under the Trust Indenture Act of 1939, as amended; (vii) one or more prospectus supplements to the prospectus contained in the Registration Statement will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) the Indentures, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (x) each Subsidiary Guarantor is duly incorporated or organized under the laws of the jurisdiction of its incorporation or organization and is validly existing and in good standing under the laws of that jurisdiction; and (xi) any securities issuable upon conversion, exchange or exercise of any Debt Securities or Depositary Shares being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.

When (i) the boards of directors of the Company (or a committee thereof) and each of the Subsidiary Guarantors have taken all necessary corporate action to approve the issuance and terms of any such Debt Securities and, if applicable, Guarantees; (ii) the terms of such Debt Securities and, if applicable, Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Subsidiary Guarantors and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company or a Subsidiary Guarantor; and (iii) such Debt Securities (which may include the related Guarantees) have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities and, if applicable, Guarantees will be legally issued and such Debt Securities and, if applicable, Guarantees will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors

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in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law); and

2.	when (i) the Company has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Texas; (ii) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (iii) the shares of Preferred Stock underlying the Depositary Shares have been deposited with the depositary under the applicable depositary agreement; and (iv) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Company, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Depositary Shares will be legally issued.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the laws of the State of New York and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.